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Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
and the Associated Rights to Purchase Shares of Series A Junior Participating Preferred Stock
of
PHARMANET DEVELOPMENT GROUP, INC.
at
$5.00 Net Per Share
by
PDGI Acquisition Corp.
a wholly-owned subsidiary of
JLL PharmaNet Holdings, LLC
an affiliate of
JLL Partners Fund V, L.P. and JLL Partners Fund VI, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 12, 2009, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE") OR EARLIER TERMINATED.

 February 12, 2009

To Our Clients:

        Enclosed for your information is an Offer to Purchase, dated February 12, 2009 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by PDGI Acquisition Corp., a Delaware corporation ("Purchaser") and wholly-owned subsidiary of JLL PharmaNet Holdings, LLC, a Delaware limited liability company ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share, of PharmaNet Development Group, Inc., a Delaware corporation ("PharmaNet"), including the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.10 per share, of PharmaNet (collectively, the "Shares"), at a price of $5.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

        Also enclosed is a letter to stockholders of PharmaNet from the President and Chief Executive Officer of PharmaNet, accompanied by PharmaNet's Solicitation/Recommendation Statement on Schedule 14D-9.

        We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the Offer.

        Your attention is directed to the following:

          1.     The offer price is $5.00 net per Share in cash, upon the terms and subject to the conditions of the Offer.

          2.     The Offer is being made for all outstanding Shares.

          3.     The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 3, 2009 (together with any amendments or supplements thereto, the "Merger

  Agreement"), among Parent, Purchaser and PharmaNet, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into PharmaNet, and PharmaNet will be the surviving corporation (the "Merger"). Capitalized terms used, but not defined, herein shall have the respective meanings given to them in the Merger Agreement.

          4.     The PharmaNet board of directors has unanimously, by vote of the directors present, (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interest of PharmaNet and its stockholders, (ii) adopted the Merger Agreement and approved the transactions contemplated thereby, (iii) resolved to recommend acceptance of the Offer and, if required, adoption of the Merger Agreement and approval of the Merger by the stockholders, and (iv) taken all other actions necessary to exempt the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby from any "fair price," "moratorium," "control share acquisition," "interested stockholder," "business combination" or other similar statute or regulation.

          5.     The Offer is not subject to any financing condition, but is conditioned upon a number of other conditions as set forth in the Offer to Purchase. See Section 13 of the Offer to Purchase.

          6.     The initial offering period of the Offer and withdrawal rights will expire at the Expiration Date.

          7.     Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

        Subject to the terms of the Offer, in all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by American Stock Transfer & Trust Company, (the "Depositary"), of (a) certificates representing such Shares or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal or any customary documents required by the Depositary. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

 Instructions with Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
and the Associated Rights to Purchase Shares of Series A Junior Participating Preferred Stock
of
PHARMANET DEVELOPMENT GROUP, INC.
at
$5.00 Net Per Share
by
PDGI Acquisition Corp.
a wholly-owned subsidiary of
JLL PharmaNet Holdings, LLC
an affiliate of
JLL Partners Fund V, L.P. and JLL Partners Fund VI, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 12, 2009, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE") OR EARLIER TERMINATED.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 12, 2009 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), in connection with the offer by PDGI Acquisition Corp., a Delaware corporation ("Purchaser") and wholly-owned subsidiary of JLL PharmaNet Holdings, LLC, a Delaware limited liability company ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share, of PharmaNet Development Group, Inc., a Delaware corporation ("PharmaNet"), including the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.10 per share, of PharmaNet (collectively, the "Shares"), at a price of $5.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

        This will instruct you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares, including questions as to the proper completion or execution of any Letter of Transmittal, Notice of Guaranteed Delivery or other required documents and as to the proper form for transfer of any certificate of Shares submitted on my behalf to American Stock Transfer & Trust Company, the Depositary for the Offer, will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

Dated: February 12, 2009

Number of Shares to Be Tendered:	Shares*

Account Number:	Signature(s):

Dated:	, 2009

Please Type or Print Name(s) above
Please Type or Print Address(es) above
Area Code and Telephone Number
Taxpayer Identification or Social Security Number(s)

* Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.

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  Exhibit (a)(1)(E)
Offer to Purchase for Cash All Outstanding Shares of Common Stock and the Associated Rights to Purchase Shares of Series A Junior Participating Preferred Stock of PHARMANET DEVELOPMENT GROUP, INC. at $5.00 Net Per Share by PDGI Acquisition Corp. a wholly-owned subsidiary of JLL PharmaNet Holdings, LLC an affiliate of JLL Partners Fund V, L.P. and JLL Partners Fund VI, L.P.
  February 12, 2009
Instructions with Respect to the Offer to Purchase for Cash All Outstanding Shares of Common Stock and the Associated Rights to Purchase Shares of Series A Junior Participating Preferred Stock of PHARMANET DEVELOPMENT GROUP, INC. at $5.00 Net Per Share by PDGI Acquisition Corp. a wholly-owned subsidiary of JLL PharmaNet Holdings, LLC an affiliate of JLL Partners Fund V, L.P. and JLL Partners Fund VI, L.P.
Please return this form to the brokerage firm or other nominee maintaining your account.